Ex-21.1

(rev. 12/07/2010)

Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; FEIN No. 16-1387862)

Subsidiaries, Joint Ventures and Affiliates

100%	Quest Diagnostics Holdings Incorporated (f/k/a SBCL, Inc.) (DE)
	100%	Quest Diagnostics Clinical Laboratories, Inc. (f/k/a SmithKline Beecham Clinical Laboratories, Inc.) (DE)
		(33-l/3%)	Compunet Clinical Laboratories (OH)
		(44%)	Mid America Clinical Laboratories (IN)
		(51%)	Diagnostic Laboratory of Oklahoma LLC (OK)

100%	Quest Diagnostics Incorporated (MD)
	100%	Diagnostic Reference Services Inc. (MD)
		100%	Pathology Building Partnership (MD) (gen. ptnrshp.)

100%	Quest Diagnostics Incorporated (MI)
100%	Quest Diagnostics Investments Incorporated (DE)
	100%	Quest Diagnostics Finance Incorporated (DE)

100%	Quest Diagnostics LLC (IL)
100%	Quest Diagnostics LLC (MA)
100%	Quest Diagnostics LLC (CT)

100%	Quest Diagnostics Nichols Institute (f/k/a Quest Diagnostics Incorporated) (CA)

100%	Quest Diagnostics of Pennsylvania Inc. (DE)
	51%	Quest Diagnostics Venture LLC (PA)
	53.5%	Associated Clinical Laboratories (PA) (gen. ptnrshp.)
		100%	North Coast General Services, Inc. (PA)

100%	Quest Diagnostics of Puerto Rico, Inc. (PR)
100%	Quest Diagnostics Receivables Inc. (DE)

100%	Quest Diagnostics Ventures LLC (DE)

100%	American Medical Laboratories, Incorporated (DE)
	100%	Quest Diagnostics Nichols Institute, Inc. (f/k/a Medical Laboratories Corporation) (VA)
	100%	Quest Diagnostics Incorporated (NV)
		100%	APL Properties Limited Liability Company (NV)

100%	DPD Holdings, Inc. (DE)
	100%	MetWest Inc. (DE)
		100%	Diagnostic Path Lab, Inc. (TX)
		100%	Quest Diagnostics Provider Network, LLC (CO)
		49%	Sonora Quest Laboratories LLC (AZ)

100%	Enterix Inc. (DE)
	100%	Enterix (Australia) Pty Limited (Australia)
		100%	Enterix Pty Limited (Australia)

100%	Focus Diagnostics GmbH (Germany)

100%	Focus Technologies Holding Company (DE)
	100%	Focus Diagnostics, Inc. (DE)

100%	HemoCue, Inc. (CA)
100%	QDI Acquisition AB (Sweden)
	100%	POCT Holding AB (Sweden)
		100%	HemoCue Holding AB (Sweden)
			100%	HemoCue AB (Sweden)
100% HemoCue Oy (Finland)
			100%	HemoCue GmbH (Germany)
			99.7%	HemoCue AG (Switzerland) (remaining 0.3% held in trust for HemoCue Holding AB)
			100%	Biotest Medizintechnik GmbH (Germany)
			100%	HemoCue Diagnostics B.V. (The Netherlands)
			100%	HC Diagnostics, Limited (UK)
			100%	HemoCue South Africa (Pty) Limited (South Africa)

100%	Lab Portal, Inc. (DE)

100%	LabOne, Inc. (MO)
	100%	ExamOne World Wide, Inc. (PA)
		100%	ExamOne World Wide of NJ, Inc. (NJ)
	100%	LabOne, L.L.C. (KS)
	100%	Central Plains Holdings, Inc. (KS)
	100%	Lab One Canada, Inc. (Ontario)
		100%	ExamOne Canada, Inc. (Ontario)
			100%	Rapid-Med Plus Franchise Corporation (Ontario)
	100%	LabOne of Ohio, Inc. (DE)
	100%	Osborn Group Inc. (DE)

100%	Lifepoint Medical Corporation (DE)
	100%	C&S Clinical Laboratory, Inc. (d/b/a Clinical Diagnostic Services) (NJ)

100%	MedPlus, Inc. (OH)
	100%	Valcor Associates Inc. (PA)

100%	Unilab Corporation (DE)

100%	Nichols Institute Diagnostics (CA)
100%	Nichols Institute Diagnostics Limited (UK)
100%	Nichols Institute International Holding B.V. (Netherlands)
	100%	Nichols Institute Diagnostics B.V. (Netherlands)
	100%	Nichols Institute Diagnostics SARL “in liquidation” (France)

100%	Nomad Massachusetts, Inc. (MA)
	100%	Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100%	OralDNA Labs, Inc. (DE)

88%	Quest Diagnostics Mexico, S.A. de C.V. (Mexico)
(12% owned by Nomad)

100%	Quest Diagnostics do Brasil Ltda. (Brazil)

100%	Quest Diagnostics India Private Limited (India)

100%	Quest Diagnostics Ireland Limited (Ireland)

100%	Quest Diagnostics Limited (UK)
	100%	The Pathology Partnership plc (UK)

19.9%	Clinical Genomics Pty Ltd. (Australia)

100%	AmeriPath Group Holdings, Inc. (DE)
	100%	AmeriPath Holdings, Inc. (DE)
		100%	AmeriPath Intermediate Holdings, Inc. (DE)
			100%	AmeriPath, Inc. (DE)
				100%	AmeriPath 5.01(a) Corporation (TX)
				100%	AmeriPath Cincinnati, Inc. (OH)
				100%	AmeriPath Cleveland, Inc. (OH)
				100%	AmeriPath Consolidated Labs, Inc. (FL)
				100%	AmeriPath Florida, LLC (DE)
				100%	AmeriPath Hospital Services Florida, LLC (DE)
				100%	AmeriPath Indemnity, Ltd. (Cayman Islands)
				100%	AmeriPath Indiana, LLC (IN)
				100%	AmeriPath, LLC (DE)
100% AmeriPath Texas, LP
				100%	AmeriPath Kentucky, Inc. (KY)
				100%	AmeriPath Lubbock 5.01(a) Corporation (TX)
				100%	AmeriPath Lubbock Outpatient 5.01(a) Corporation (f/k/a Simpson Pathology 5.01(a) Corporation) (TX)
				100%	AmeriPath Marketing USA, Inc (FL)
				100%	AmeriPath Michigan, Inc. (MI)
				100%	AmeriPath Mississippi, Inc. (MS)
				100%	AmeriPath New York, LLC (DE)
				100%	AmeriPath North Carolina, Inc. (NC)
				100%	AmeriPath Ohio, Inc. (DE)
100% AmeriPath Youngstown Labs, Inc. (OH)
				100%	AmeriPath PAT 5.01(a) Corporation (TX)
				100%	AmeriPath Pennsylvania, LLC (PA)
				100%	AmeriPath Philadelphia, Inc. (NJ)
				100%	AmeriPath San Antonio 5.01(a) Corporation (TX)
				100%	AmeriPath SC, Inc. (SC)
				100%	AmeriPath Severance 5.01(a) Corporation (TX)
				100%	AmeriPath Texarkana 5.01(a) Corporation (TX)
				100%	AmeriPath Wisconsin, LLC (WI)
				100%	AmeriPath Youngstown, Inc. (OH)
				100%	Anatomic Pathology Services, Inc. (OK)
				100%	API No. 2, LLC (DE)
				100%	Arlington Pathology Association 5.01(a) Corporation (TX)
				100%	Dermatopathology Services, Inc. (AL)
				100%	DFW 5.01(a) Corporation (TX)
				100%	Diagnostic Pathology Management Services, LLC (OK)
				100%	Kailash B. Sharma, M.D., Inc. (GA)
				100%	NAPA 5.01(a) Corporation (TX)
				100%	Nuclear Medicine and Pathology Associates (GA)
				100%	Ocmulgee Medical Pathology Association, Inc. (GA)
				100%	O’Quinn Medical Pathology Association, LLC (GA)
				100%	PCA of Denver, Inc. (TN)
				100%	PCA of Nashville, Inc. (TN)
				100%	Peter G. Klacsmann, M.D., Inc. (GA)
				100%	Sharon G. Daspit, M.D., Inc. (GA)
				100%	Shoals Pathology Associates, Inc. (AL)
				100%	Specialty Laboratories, Inc. (CA)
				100%	Strigen, Inc. (UT)
100% Arizona Pathology Group, Inc. (AZ)
100% Regional Pathology Consultants, LLC (UT)
100% Rocky Mountain Pathology, LLC (UT)
				100%	TID Acquisition Corp. (DE)
				100%	TXAR 5.01(a) Corporation (TX)

Additional Entities Consolidated for Accounting Purposes

A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Consulting Pathology Services, P.A. (NC)
AmeriPath Indianapolis, P.C. (IN)
AmeriPath Institute of Urological Pathology, PC (MI)., (f/k/a J.J. Humes M.D. and Assoc.)
AmeriPath Milwaukee, S.C. (WI)
AmeriPath Pittsburgh, P.C. (PA)
Colorado Diagnostic Laboratory, LLC (CO)
Colorado Pathology Consultants, P.C. (CO)
Consulting Pathologists of Pennsylvania, P.C. (PA)
Dermatopathology of Wisconsin, S.C. (WI)
Diagnostic Pathology Services, P.C. (OK)
Institute for Dermatopathology, P.C. (PA)
Jill A. Cohen, M.D., Inc. (AZ)
Kilpatrick Pathology, P.A. (NC)
Rose Pathology Associates, P.C. (CO)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)
Tulsa Diagnostics, P.C. (OK)